AMENDING AGREEMENT

THIS AGREEMENT dated for reference March 31, 2004

BETWEEN:

ACCELRATE POWER SYSTEMS INC., 1370 – 1140 West Pender Street, Vancouver, British Columbia, V6E 4G1 (Fax: 604-688-8654)

("Key")

AND:

KEY BIOMETRIC TECHNOLOGIES INC., KEY-2K TECH INC., META-KOOL INDUSTRIES INC., J.A. WOLF DEVELOPMENTS LTD. and 243796 B.C. LTD., 1370 – 1140 West Pender Street, Vancouver, British Columbia, V6E 4G1 (Fax: 604-688-8654)

(collectively the "Subsidiaries")

(Accelrate and the Subsidiaries are herein collectively referred to from time to time as the "Borrowers")

AND:

REIMAR KOCH, 204 – 1530 Mariner's Walk, Vancouver, British Columbia, Canada, V6J 4X9

(the "Lender")

WITNESSES THAT WHEREAS:

A.

Pursuant to a loan agreement (the “Original Loan Agreement”) made between the Borrowers and the Lender as of August 8, 2002, the Lender provided the Borrowers with a secured non-revolving loan in the principal amount of $200,000 ( (the “Original Loan”);

B.

Pursuant to a second loan agreement (the “Supplemental Loan Agreement”) made among the Borrowers and the Lender as of October 17, 2002 (the “Supplemental Loan Agreement”), the Lender provided the Borrowers with a secured non-revolving loan in the additional principal amount of $56,000 (the “Supplemental Loan”);

C.

The Original Loan and Supplemental Loan (together the "Loans") have matured and are due and payable on demand, and the Borrowers have requested an extension of time to repay the Loans;

D.

The Lender has agreed to extend the time for repayment of the Loans to March 31, 2008 on the condition that the Original Loan Agreement and Supplemental Loan Agreement (together the "Loan Agreements") be amended as herein provided;

THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Loan Agreement and herein, the parties hereto covenant and agree as follows:

1.0

AMENDMENT OF LOAN AGREEMENT

1.1

Definitions

In this Agreement capitalized words and phrases have the meanings assigned to them in the Loan Agreements, unless otherwise defined herein.

1.2

Amendments to both Loan Agreements

Both Loan Agreements are hereby amended to replace all references therein to "Key" with references to "Accelrate".

1.3

Amendments to Original Loan Agreement

The Original Loan Agreement is hereby amended by:

(a)

deleting the definition of "Conversion Warrant" from subsection 1.1 and substituting the following in its place and stead:

"Conversion Warrant" means a non-transferable warrant exercisable until 4:30 p.m. (local Vancouver time) on the earlier of the second anniversary of its issue and March 31, 2008 to purchase one common share without par value in the capital of Accelrate for the following prices:

(i)

until 4:30 p.m. (local Vancouver time) on March 31, 2005, $0.45;

(ii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2006, $0.495;

(iii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2007, $0.545; and

(iv)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2008, $0.60;";

(b)

deleting section 2.3 in its entirety and substituting the following in its place and stead:

"Subject to clause 2.4, interest shall be paid not less than quarterly commencing at the end of the third full month following the first anniversary of the Date of Advance, and the principal balance of the Loan and accrued and unpaid interest shall be paid in full on March 31, 2008.";

(c)

deleting section 1.1 of Schedule A in its entirety and substituting the following in its place and stead:

"1.1

Subject to the provisions of this option, the Lender shall have the right at its sole and exclusive option (the "Option"), at any time and from time to time until 4:30 p.m. (local Vancouver time) on March 31, 2008 to convert the whole or any part of the principal balance of the Loan then outstanding (the "Principal Balance") into Conversion Units at the following conversion prices (in each case, the "Conversion Price") per Conversion Unit:

(i)

until 4:30 p.m. (local Vancouver time) on March 31, 2005, $0.45;

(ii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2006, $0.495;

(iii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2007, $0.545; and

(iv)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2008, $0.60.";

(d)

adding the following as section 1.3 of Schedule A:

"1.3

Subject to the provisions of this option, the Lender shall have the right at its sole and exclusive option (the "Option"), at any time and from time to time until 4:30 p.m. (local Vancouver time) on March 31, 2008 to convert all or any portion of accrued and unpaid interest on the Loan into shares of the Company at a price per share equal to the closing price of the Company's shares on the Exchange the day immediately preceding the date of such conversion; and those provision of this Schedule A that apply to the Loan and to Conversion Units, other than section 1.1, shall be read to apply to interest debt and shares issued on any conversion of such interest debt, mutatis mutandis.".

1.4

Amendments to Supplemental Loan Agreement

The Supplemental Loan Agreement is hereby amended by:

(a)

deleting the definition of "Conversion Warrant" from subsection 1.1 and substituting the following in its place and stead:

"Conversion Warrant" means a non-transferable warrant exercisable until 4:30 p.m. (local Vancouver time) on March 31, 2008 to purchase one common share without par value in the capital of Accelrate for the following prices:

(i)

until 4:30 p.m. (local Vancouver time) on March 31, 2005, $0.45;

(ii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2006, $0.495;

(iii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2007, $0.545; and

(iv)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2008, $0.60;";

(b)

deleting section 2.3 in its entirety and substituting the following in its place and stead:

"Subject to clause 2.4, interest shall be paid not less than quarterly commencing at the end of the third full month following the first anniversary of the Date of Advance, and the principal balance of the Loan and accrued and unpaid interest shall be paid in full on March 31, 2008.";

(c)

deleting section 1.1 of Schedule A in its entirety and substituting the following in its place and stead:

"1.1

Subject to the provisions of this option, the Lender shall have the right at its sole and exclusive option (the "Option"), at any time and from time to time until 4:30 p.m. (local Vancouver time) on March 31, 2008 to convert the whole or any part of the principal balance of the Loan then outstanding (the "Principal Balance") into Conversion Units at the following conversion prices (in each case, the "Conversion Price") per Conversion Unit:

(i)

until 4:30 p.m. (local Vancouver time) on March 31, 2005, $0.45;

(ii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2006, $0.495;

(iii)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2007, $0.545; and

(iv)

thereafter, until 4:30 p.m. (local Vancouver time) on March 31, 2008, $0.60.";

(d)

adding the following as section 1.3 of Schedule A:

"1.3

Subject to the provisions of this option, the Lender shall have the right at its sole and exclusive option (the "Option"), at any time and from time to time until 4:30 p.m. (local Vancouver time) on March 31, 2008 to convert all or any portion of accrued and unpaid interest on the Loan into shares of the Company at a price per share equal to the closing price of the Company's shares on the Exchange the day immediately preceding the date of such conversion; and those provision of this Schedule A that apply to the Loan and to Conversion Units, other than section 1.1, shall be read to apply to interest debt and shares issued on any conversion of such interest debt, mutatis mutandis.".

2.0

GENERAL

2.1

Expenses

The Borrowers will pay the Lender's reasonable expenses incurred in connection with this Amending Agreement.

2.2

Loan Agreement

Save as amended by this Agreement, the Original Loan Agreement and the Supplemental Loan Agreement shall both continue in full force and effect, unamended.

2.3

Entire Agreement

The provisions contained in the Original Loan Agreement and the Supplemental Loan Agreement, as amended hereby, constitute the entire agreement between the parties and supersede all previous communications, representations and agreements whether verbal or written between the parties with respect to the subject matter thereof.

2.4

Acknowledgement of Legal Advice

Each party to this agreement acknowledges that it has sought and obtained its own legal advice in respect of all matters relating to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

ACCELRATE POWER SYSTEMS INC. Per: Authorized Signatory	KEY BIOMETRIC TECHNOLOGIES INC. Per: Authorized Signatory
KEY-2K TECH INC. Per: Authorized Signatory	META-KOOL INDUSTRIES INC. Per: Authorized Signatory
J.A. WOLF DEVELOPMENTS LTD. Per: Authorized Signatory	243796 B.C. LTD. Per: Authorized Signatory

REIMAR KOCH

This is page 6 of an amending agreement dated March 31, 2004 amending loan agreements made as of August 8, 2002 and October 17, 2002 among Accelrate Power Systems Inc. and its subsidiaries as borrowers and Reimar Koch as lender.